                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

                              DELTA AIR LINES, INC.

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                                   as Trustee

                    2 7/8% Convertible Senior Notes due 2024

                              ---------------------

                                    INDENTURE

                              ---------------------

                          Dated as of February 6, 2004

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
                                   ARTICLE 1

                                   DEFINITIONS

SECTION 1.01 Definitions.........................................................................................       1
SECTION 1.02 Other Definitions...................................................................................       5
SECTION 1.03 Incorporation by Reference of Trust Indenture Act...................................................       6
SECTION 1.04 Rules of Construction...............................................................................       7

                                   ARTICLE 2

                          THE CONVERTIBLE SENIOR NOTES

SECTION 2.01 Form ...............................................................................................       7
SECTION 2.02 Execution and Authentication........................................................................       8
SECTION 2.03 Registrar, Paying Agent and Conversion Agent........................................................       9
SECTION 2.04 Paying Agent to Hold Money in Trust.................................................................       9
SECTION 2.05 Holder Lists........................................................................................       9
SECTION 2.06 Transfer and Exchange...............................................................................      10
SECTION 2.07 Replacement Convertible Senior Notes................................................................      11
SECTION 2.08 Outstanding Convertible Senior Notes................................................................      12
SECTION 2.09 When Treasury Convertible Senior Notes Disregarded..................................................      12
SECTION 2.10 Temporary Convertible Senior Notes..................................................................      13
SECTION 2.11 Cancellation........................................................................................      13
SECTION 2.12 Defaulted Interest..................................................................................      14
SECTION 2.13 CUSIP Number........................................................................................      14
SECTION 2.14 Restrictions on Transfer............................................................................      15

                                   ARTICLE 3

                                   COVENANTS

SECTION 3.01 Payments on the Notes...............................................................................      15
SECTION 3.02 Commission Reports..................................................................................      15
SECTION 3.03 Compliance Certificate..............................................................................      16
SECTION 3.04 Maintenance of Office or Agency.....................................................................      16
SECTION 3.05 Continued Existence.................................................................................      16
SECTION 3.06 Appointments to Fill Vacancies in Trustee's Office..................................................      16
SECTION 3.07 Stay, Extension and Usury Laws......................................................................      16
SECTION 3.08 Taxes...............................................................................................      17
SECTION 3.09 Investment Company Act..............................................................................      17

                                   ARTICLE 4

                            REDEMPTION AND PURCHASE

SECTION 4.01 Right to Redeem; Notices to Trustee.................................................................      17
SECTION 4.02 Selection of Notes to Be Redeemed...................................................................      17
SECTION 4.03 Notice of Redemption................................................................................      18
SECTION 4.04 Effect of Notice of Redemption......................................................................      19
SECTION 4.05 Deposit of Redemption Price.........................................................................      19
SECTION 4.06 Notes Redeemed in Part..............................................................................      19
SECTION 4.07 Arrangement on Call for Redemption..................................................................      20
SECTION 4.08 Purchase of Notes at the Option of the Holders......................................................      20
SECTION 4.09 Repurchase at the Option of Holders Upon Designated Event...........................................      22
SECTION 4.10 Effect of Purchase Notice or Designated Event Repurchase Notice.....................................      25
SECTION 4.11 Deposit of Purchase Price or Designated Event Repurchase Price......................................      26
SECTION 4.12 Notes Purchased in Part.............................................................................      26
SECTION 4.13 Covenant to Comply with Securities Laws upon Purchase of Convertible Senior Notes...................      27
SECTION 4.14 Repayment to the Company............................................................................      27

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01 Company May Consolidate, etc., Only on Certain Terms................................................      27
SECTION 5.02 Successor Corporation Substituted...................................................................      28
SECTION 5.03 Repurchase at the Option of Holders upon Designated Event...........................................      28

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default...................................................................................      29
SECTION 6.02 Acceleration........................................................................................      30
SECTION 6.03 Other Remedies......................................................................................      30
SECTION 6.04 Waiver of Past Defaults.............................................................................      31
SECTION 6.05 Control by Majority.................................................................................      31
SECTION 6.06 Limitation on Suits.................................................................................      31
SECTION 6.07 Rights of Holders to Receive Payment................................................................      32
SECTION 6.08 Collection Suit by Trustee..........................................................................      32
SECTION 6.09 Trustee May File Proofs of Claim....................................................................      32
SECTION 6.10 Priorities..........................................................................................      32
SECTION 6.11 Undertaking for Costs...............................................................................      33

                                   ARTICLE 7

                                  THE TRUSTEE

SECTION 7.01 Duties of the Trustee...............................................................................      33
SECTION 7.02 Rights of the Trustee...............................................................................      34
SECTION 7.03 Individual Rights of the Trustee....................................................................      36
SECTION 7.04 Trustee's Disclaimer................................................................................      36
SECTION 7.05 Notice of Defaults..................................................................................      36
SECTION 7.06 Reports by the Trustee to Holders...................................................................      36
SECTION 7.07 Compensation and Indemnity..........................................................................      37
SECTION 7.08 Replacement of the Trustee..........................................................................      38
SECTION 7.09 Successor Trustee by Merger, etc....................................................................      39
SECTION 7.10 Eligibility, Disqualification.......................................................................      39
SECTION 7.11 Preferential Collection of Claims Against Company...................................................      39

                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Indenture..............................................................................      39
SECTION 8.02 Deposited Monies to Be Held in Trust by Trustee.....................................................      40
SECTION 8.03 Paying Agent to Repay Monies Held...................................................................      40
SECTION 8.04 Return of Unclaimed Monies..........................................................................      40
SECTION 8.05 Reinstatement.......................................................................................      41

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01 Without the Consent of Holders......................................................................      41
SECTION 9.02 With the Consent of Holders.........................................................................      42
SECTION 9.03 Compliance with the Trust Indenture Act.............................................................      43
SECTION 9.04 Revocation and Effect of Consents...................................................................      43
SECTION 9.05 Notation on or Exchange of Convertible Senior Notes.................................................      44
SECTION 9.06 Trustee Protected...................................................................................      44

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01 Trust Indenture Act Controls.......................................................................      44
SECTION 10.02 Notices............................................................................................      44
SECTION 10.03 Communication by Holders with Other Holders........................................................      45
SECTION 10.04 Certificate and Opinion as to Conditions Precedent.................................................      45
SECTION 10.05 Statements Required in Certificate or Opinion......................................................      45
SECTION 10.06 Rules by Trustee and Agents........................................................................      46
SECTION 10.07 Legal Holidays.....................................................................................      46
SECTION 10.08 No Recourse Against Others.........................................................................      47
SECTION 10.09 Counterparts.......................................................................................      47
SECTION 10.10 Other Provisions...................................................................................      47

SECTION 10.11 Governing Law......................................................................................      47
SECTION 10.12 No Adverse Interpretation of Other Agreements......................................................      48
SECTION 10.13 Successors.........................................................................................      48
SECTION 10.14 Severability.......................................................................................      48
SECTION 10.15 Table of Contents, Headings, etc...................................................................      48

                                   ARTICLE 11

                     CONVERSION OF CONVERTIBLE SENIOR NOTES

SECTION 11.01 Right to Convert...................................................................................      48
SECTION 11.02 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for
              Interest or Dividends..............................................................................      49
SECTION 11.03 Cash Payments in Lieu of Fractional Shares.........................................................      50
SECTION 11.04 Conversion Rate....................................................................................      50
SECTION 11.05 Adjustment of Conversion Rate......................................................................      51
SECTION 11.06 Effect of Reclassification, Consolidation, Merger or Sale..........................................      59
SECTION 11.07 Taxes on Shares Issued.............................................................................      60
SECTION 11.08 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock............................      61
SECTION 11.09 Responsibility of Trustee..........................................................................      61
SECTION 11.10 Notice to Holders Prior to Certain Actions.........................................................      62
SECTION 11.11 Restriction on Common Stock Issuable Upon Conversion...............................................      62

                                   ARTICLE 12

                               CONVERSION EVENTS

SECTION 12.01 Conversion Upon Satisfaction of Sale Price Condition...............................................      63
SECTION 12.02 Conversion Based on Trading Price of the Notes.....................................................      64
SECTION 12.03 Conversion Upon Notice of Redemption...............................................................      64
SECTION 12.04 Conversion Upon Specified Corporate Transactions...................................................      65

EXHIBIT A: FORM OF NOTE
EXHIBIT B: FORM OF RESTRICTED COMMON STOCK LEGEND
EXHIBIT C: FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED
           COMMON STOCK

CROSS-REFERENCE TABLE*

Trust Indenture                                                                                     Indenture
  Act Section                                                                                        Section
  -----------                                                                                        -------
310(a)(1)...............................................................................                     7.10
   (a)(2)...............................................................................              7.10, 10.10
   (a)(3)...............................................................................                      n/a
   (a)(4)...............................................................................                      n/a
   (a)(5)...............................................................................                      n/a
   (b)..................................................................................        7.08, 7.10, 10.02
   (c)..................................................................................                      n/a

311(a)..................................................................................                     7.11
   (b)..................................................................................                     7.11
   (c)..................................................................................                      n/a

312(a)..................................................................................                     2.05
   (b)..................................................................................                    10.03
   (c)..................................................................................                    10.03

313(a)..................................................................................              7.06, 10.10
   (b)(1)...............................................................................                      n/a
   (b)(2)...............................................................................                     7.06
   (c)..................................................................................              7.06, 10.02
   (d)..................................................................................                     7.06

314(a)..................................................................................              3.02, 10.02
   (b)..................................................................................                      n/a
   (c)(1)...............................................................................                    10.04
   (c)(2)...............................................................................                    10.04
   (c)(3)...............................................................................                      n/a
   (d)..................................................................................                      n/a
   (e)..................................................................................                    10.05
   (f)..................................................................................                      n/a

315(a)..................................................................................                  7.01(b)
   (b)..................................................................................              7.05, 10.02
   (c)..................................................................................                  7.01(a)
   (d)..................................................................................                  7.01(c)
   (e)..................................................................................                     6.11

316(a)(last sentence)...................................................................                     2.09
   (a)(1)(A)............................................................................                     6.05
   (a)(1)(B)............................................................................                     6.04

   (a)(2)...............................................................................                      n/a
   (b)..................................................................................                     6.07
   (c)..................................................................................                     9.04

317(a)(1)...............................................................................                     6.08
   (a)(2)...............................................................................                     6.09
   (b)..................................................................................                     2.04

318(a)..................................................................................                    10.01
   (b)..................................................................................                      n/a
   (c)..................................................................................                    10.01

------------------------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         THIS INDENTURE, dated as of February 6, 2004, is between Delta Air Lines, Inc., a Delaware corporation (the "Company"), and The Bank of New York Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"). The Company has duly authorized the creation of its 2 7/8% Convertible Senior Notes due 2024 (the "Convertible Senior Notes" or the "Notes"), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time of the Notes:

                                   ARTICLE 1

                                  DEFINITIONS

SECTION 1.01 Definitions.

         "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control of, the referent person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor. References to the Company shall not include any subsidiary.

         "Conversion Price" shall have the meaning set forth in paragraph 9 of the Note.

         "Conversion Rate" shall be as specified in paragraph 9 of the Note, the form of which is attached hereto as Exhibit A, as adjusted in accordance with the provisions of Articles 11 and 12.

         "Convertible Senior Notes" or the "Notes" means the 2 7/8% Convertible Senior Notes due 2024 issued, authenticated and delivered pursuant to this Indenture.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 10161 Centurion Parkway, Jacksonville, FL 32256, Attention:
Corporate Trust Department, Facsimile: (904) 645-1921.

         "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

         "Designated Event" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all Common Stock that:

                  (i) is listed on, or immediately after such transaction or event will be listed on, a United States national securities exchange; or

                  (ii) is approved, or immediately after such transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "DTC" means The Depository Trust Company, a New York corporation.

         "ex-dividend date" shall have the meaning set forth in Article 12 hereof and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

         "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Holder" means a person in whose name the Notes are registered on the Registrar's books.

         "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchaser" means Morgan Stanley & Co. Incorporated

         "Interest Payment Date" means February 18 and August 18 of each year, beginning August 18, 2004.

         "Liquidated Damages" shall be as set forth in paragraph 15 of the Note, the form of which is attached as Exhibit A hereto, qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

         "Maturity Date" means February 18, 2024.

         "Offering Memorandum" means the final offering memorandum, dated February 2, 2004, relating to the Notes, including any supplements and amendments thereto.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom is the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company or the Trustee, except to the extent otherwise indicated in this Indenture.

         A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

         "Principal Property" means any aircraft, or any aircraft engine installed in any aircraft, that has 75 or more passenger seats, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary.

         "Purchase Agreement" means the Purchase Agreement related to the Notes, dated February 2, 2004, between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

         "Purchase Date" means February 18, 2009, February 18, 2014 and February 18, 2019, as applicable, as specified in the relevant Purchase Notice.

         "Redemption Date" means the business day specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture, as set forth in a notice of redemption.

         "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes and the Common Stock issuable upon conversion of such Notes, dated February 6, 2004, between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

         "Regular Record Date" means the February 3 or August 3 immediately preceding each Interest Payment Date.

         "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

         "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Restricted Subsidiary" means any subsidiary of the Company (i) substantially all of the property of which is located, and substantially all of the operations of which are conducted, in the United States, and (ii) which owns a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 9.03 and 11.07.

         "trading price" shall have the meaning specified in Article 12 hereof and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A.

         "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.02 Other Definitions.

                                                                                                       Defined in
                                                                                                         Section
                                                                                                         -------
"Bankruptcy Law"........................................................................                  6.01(g)
"business day"..........................................................................                    10.07
"Clearstream"...........................................................................                  2.01(a)
"closing price".........................................................................                 11.05(g)
"Conversion Agent"......................................................................                     2.03
"Conversion Date".......................................................................                 11.02(d)
"Current Market Price"..................................................................                 11.05(g)
"Custodian".............................................................................                     6.01
"Designated Event Date".................................................................                  4.09(a)
"Designated Event Notice"...............................................................                  4.09(a)
"Designated Event Offer"................................................................                  4.09(a)
"Designated Event Offer Termination Date"...............................................                  4.09(b)
"Designated Event Repurchase Date"......................................................                  4.09(b)
"Designated Event Repurchase Notice"....................................................                  4.09(c)
"Designated Event Repurchase Price".....................................................                  4.09(a)
"Euroclear".............................................................................                  2.01(a)
"Event of Default"......................................................................                     6.01
"Ex-Dividend Date"......................................................................                 11.05(d)
"Expiration Time".......................................................................                 11.05(f)
"fair market value".....................................................................                 11.05(g)
"Global Security".......................................................................                     2.01
"Investment Company Act"................................................................                     3.09
"measurement period"....................................................................                 12.02(a)
"non-electing share"....................................................................                    11.06
"Paying Agent"..........................................................................                     2.03
"Purchase Notice".......................................................................               4.08(a)(i)
"Purchase Price"........................................................................                  4.08(a)
"Purchased Shares"......................................................................                 11.05(f)
"Record Date"...........................................................................                 11.05(g)
"Redemption Price"......................................................................                  4.01(a)
"Register"..............................................................................                     2.03
"Registrar".............................................................................                     2.03
"Regulation S...........................................................................                  2.01(a)
"Rule 144A".............................................................................                  2.01(a)
"Securities"............................................................................                 11.05(d)
"Special Record Date"...................................................................                  2.12(b)
"trading day"...........................................................................                 11.05(g)
"Trigger Event".........................................................................                 11.05(d)

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular; and

         (e)      the male, female and neuter genders include one another.

                                    ARTICLE 2

                          THE CONVERTIBLE SENIOR NOTES

SECTION 2.01 Form.

         (a) GLOBAL SECURITIES. The Notes are being offered and sold by the Company pursuant to the Purchase Agreement. The Notes are being offered and sold
(i) outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" (as defined in Rule 144A) in reliance on Rule 144A under the Securities Act ("Rule 144A"), each pursuant to the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend as set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Notes held in accordance with Regulation S, registered in the name of the Depositary or a nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

         (c) DEFINITIVE SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes in definitive form. If applicable, certificated Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(f).

SECTION 2.02 Execution and Authentication.

         One Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Notes for original issue up to an aggregate principal amount of $325,000,000 (plus up to an additional $65,000,000 aggregate principal amount of Notes that may be sold by the Company to the Initial Purchaser pursuant to the option granted pursuant to the Purchase Agreement). The aggregate principal amount of Notes outstanding at any time may not exceed $390,000,000, except as provided in Section 2.07.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Notes and this Indenture may be served by the Holders. The Registrar shall keep a Register ("Register") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Registrar" includes any additional registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Article 6 and Section 4.09, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.04 Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest or Liquidated Damages, if any, on, or the Redemption Price, Purchase Price or Designated Event Repurchase Price for, the Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06 Transfer and Exchange.

         (a) When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges from the Holder requesting such registration of transfer or exchange.

         (b) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Purchase Notice or Designated Event Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased).

         (c) All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

         (d) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.01(b) and 2.10; provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

         Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (e) In the event that a Global Security is exchanged for certificated Notes in definitive form pursuant to Section 2.10(b) prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such exchange may occur, and such Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the Holder directing the Trustee to authenticate and deliver one or more Notes in definitive form of the same aggregate principal amount as the Global Security or the Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may
be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

         (f) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restricted Securities Legend on the Notes, the Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

         (g) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

         (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07 Replacement Convertible Senior Notes.

         (a) If the Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Note, the Holder must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Note is replaced. The Company and the Trustee may charge the relevant Holder for their expenses in replacing any Note.

         (b) The Trustee or any authenticating agent may authenticate any such substituted Note, and deliver the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature, submitted for redemption or repurchase pursuant to Article 4 or is about to be converted into Common Stock pursuant to Articles 11 and 12, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the paying agent or conversion agent such security or indemnity as may be required by the Company or the Trustee to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

         (c) Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Notes duly issued, authenticated and delivered hereunder.

SECTION 2.08 Outstanding Convertible Senior Notes.

         The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If Notes are considered paid under Section 3.01 or converted pursuant to Articles 11 and 12, they cease to be outstanding, and interest and Liquidated Damages, if any, on them ceases to accrue.

         Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09 When Treasury Convertible Senior Notes Disregarded.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Convertible Senior Notes.

         (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in definitive form only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Notes in the form of certificated Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(f), bear the Restricted Securities Legend set forth in Exhibit A hereto.

         (d) Prior to any transfer pursuant to Section 2.10(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.11 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall dispose of cancelled Notes in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition and, after such disposition, shall deliver a certificate of disposition to the Company. The Company may not issue new Notes to replace Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any Holder has (i) converted pursuant to Articles 11 and 12 hereof or (ii) submitted for repurchase pursuant to Article 4 hereof (unless such submission is withdrawn in accordance with the terms of this Indenture).

SECTION 2.12 Defaulted Interest.

         (a) If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Holders on a subsequent special record date. The Company shall fix any such record date.

         (b) The Company may elect to make payment of any defaulted interest to the persons in whose names the Notes are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (c).

         (c) The Company may make payment of any defaulted interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.13 CUSIP Number.

         The Company in issuing the Notes may use a "CUSIP" number and, if so, such CUSIP number shall be included in notices of repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14 Restrictions on Transfer.

         The Company agrees that it will refuse to register any transfer of Notes or any shares of Common Stock issued upon conversion of Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                   ARTICLE 3

                                   COVENANTS

SECTION 3.01 Payments on the Notes.

         The Company shall pay the principal of and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, interest, Liquidated Damages, if any, Redemption Price, Purchase Price and Designated Event Repurchase Price, as applicable, shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest, Liquidated Damages, if any, Redemption Price, Purchase Price or the Designated Event Repurchase Price then due.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Notes, compounded semiannually; and
(ii) overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 3.02 Commission Reports.

         The Company shall comply with TIA Section 314(a). Whether or not required by the rules and regulations of the Commission, so long as any of the Notes are outstanding, the Company shall file with the Commission and furnish to the Trustee all quarterly and annual financial information (without exhibits) required to be contained in a filing on Form 10-Q and Form 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to the annual consolidated financial statements only, a report thereon by the independent auditors of the Company.

SECTION 3.03 Compliance Certificate.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes are prohibited.

         The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.04 Maintenance of Office or Agency.

         The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Notes may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 3.05 Continued Existence.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 3.06 Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 3.07 Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.08 Taxes.

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (a) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (b) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 3.09 Investment Company Act.

         As long as any Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

                                    ARTICLE 4

                             REDEMPTION AND PURCHASE

SECTION 4.01 Right to Redeem; Notices to Trustee.

         (a) The Company, at its option, may redeem all or a portion of the Notes on or after February 21, 2009 at a redemption price in cash ("Redemption Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the Redemption Date.

         (b) If the Company elects to redeem Notes pursuant to the terms of the Notes and this Indenture, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price payable on the Redemption Date. The Company shall deliver to the Trustee the notice of redemption provided for in this Section 4.01 by means of a written request or order signed in the name of the Company by any two Officers at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 4.02 Selection of Notes to Be Redeemed.

         (a) If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption.

         (b) Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the amount of Notes or portions thereof to be redeemed.

         (c) If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 4.03 Notice of Redemption.

         (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price payable on the Redemption Date;

                  (iii)    the then current Conversion Rate;

                  (iv) the name and address of the Paying Agent and Conversion Agent;

                  (v) that Notes called for redemption may be converted at any time prior to the close of business on the Redemption Date;

                  (vi) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 of the Note;

                  (vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (viii) if fewer than all the outstanding Notes are to be redeemed, the certificate number(s) or CUSIP number(s) and principal amounts of the particular Notes to be redeemed;

                  (ix) that, unless the Company defaults in making payment of such Redemption Price, the Notes called for redemption will cease to be outstanding and interest and Liquidated Damages, if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date; and

                  (x) that all rights of the Holder will terminate on and after the Redemption Date (other than the right to receive the Redemption Price upon delivery or transfer of the Notes called for redemption).

         (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five business days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

SECTION 4.04 Effect of Notice of Redemption.

         Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice of redemption.

SECTION 4.05 Deposit of Redemption Price.

         (a) Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price for all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Articles 11 and 12. If such money is then held by the Company or its subsidiary or an Affiliate of either of them, as Paying Agent, in trust and is not required for such purpose it shall be discharged from such trust.

         (b) If as of 10:00 a.m. (New York City time) on any Redemption Date the Paying Agent holds money sufficient to pay in full the Redemption Price for all Notes to be redeemed on such Redemption Date, other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted, the Notes will cease to be outstanding immediately following the close of business on the Redemption Date and interest and Liquidated Damages, if any, on the Notes so purchased will cease to accrue on and after such Redemption Date. In such event, all rights of the Holder will terminate, other than the right to receive the Redemption Price upon delivery or transfer of the Notes to be so purchased.

SECTION 4.06 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Notes surrendered.

SECTION 4.07 Arrangement on Call for Redemption.

         (a) In connection with any redemption of Notes, the Company may arrange at or shortly before the time of the redemption for the purchase of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or prior to 10:00 a.m. (New York City time) on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this
Article 4, the obligation of the Company to pay the Redemption Prices of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.

         (b) If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders as of the close of business on the Redemption Date, subject to payment of the above amount as aforesaid.

         (c) The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 4.08 Purchase of Notes at the Option of the Holders.

         (a) Notes shall be purchased by the Company at the option of the Holder thereof, in whole or in part, at a purchase price in cash (the "Purchase Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the relevant Purchase Date, upon:

                  (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 business days prior to the relevant Purchase Date until the close of business on the fifth business day prior to such Purchase Date stating:

                           (A)      the relevant Purchase Date;

                           (B) the certificate number(s) or CUSIP number(s) of the Notes which the Holder will deliver to be purchased;

                           (C) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof; and

                           (D) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

                  (ii) delivery of such Notes to the Paying Agent prior to the close of business on the business day prior to the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor.

         (b) The Company shall purchase from the Holder thereof, pursuant to this Section 4.08, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 4.08 shall be consummated by the delivery of the Purchase Price promptly following the later of the Purchase Date and the time of delivery of the Note.

         (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section
4.08 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the fifth business day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.10. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (e) On or before the 20th business day prior to each Purchase Date, the Company shall deliver to the Trustee, the Paying Agent, each Holder and, if required by applicable law, each beneficial holder of Notes, a written notice stating:

                  (i)      the Purchase Price payable on such Purchase Date;

                  (ii) procedures that Holders must follow to have their Notes purchased on the relevant Purchase Date;

                  (iii)    the then current Conversion Rate;

                  (iv) the name and address of the Paying Agent and Conversion Agent;

                  (v) that Holders who have delivered a Purchase Notice and who want to convert their Notes must first withdraw their Purchase Notice in accordance with the terms of this Indenture and such Holders must satisfy the requirements set forth in paragraph 9 of the Note;

                  (vi) that Notes must be surrendered to the Paying Agent to collect the Purchase Price;

                  (vii) that, unless the Company defaults in making payment of such Purchase Price, the Notes so purchased will cease to be outstanding and interest and Liquidated Damages, if any, on the Notes so purchased will cease to accrue on and after the relevant Purchase Date;

                  (viii) that all rights of the Holder will terminate on and after the relevant Purchase Date (other than the right to receive the Purchase Price upon delivery or transfer of the Notes to be purchased); and

                  (ix) if fewer than all the outstanding Notes are to be purchased, the certificate/CUSIP number(s) and principal amounts of the particular Notes to be purchased.

         (f) Simultaneously with delivering the written notice pursuant to
Section 4.08(e) above, the Company shall publish a notice containing all information specified in such written notice in a newspaper of general circulation in The City of New York, or publish such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

         (g) Procedure upon Purchase. The Company shall deposit the cash at the time and in the manner as provided in Section 4.11, in an amount sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this
Section 4.08.

SECTION 4.09 Repurchase at the Option of Holders Upon Designated Event.

         (a) Following a Designated Event (the date of each such occurrence being the "Designated Event Date"), the Company shall notify the Holders in writing of such occurrence (such written notice referred to herein as the "Designated Event Notice") and shall make an offer (the "Designated Event Offer") to repurchase all Notes then outstanding at a repurchase price in cash (the "Designated Event Repurchase Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date (as defined below). If the Designated Event Repurchase Date is an Interest Payment Date, the Company shall pay interest to the person in whose name the Note is registered on the relevant Regular Record Date.

         (b) The Designated Event Notice shall be mailed by or at the direction of the Company to the Holders as shown on the Register of such Holders maintained by the Registrar not more than 30 days after the applicable Designated Event Date at the addresses as shown on the Register maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Designated Event Offer shall remain open until a specified date (the "Designated Event Offer Termination Date") that is 20 business days from the date the Designated Event Notice is mailed. Prior to the Designated Event Offer Termination Date, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Notes properly tendered pursuant to this Section (such date of payment being referred to herein as the "Designated Event Repurchase Date") promptly following the Designated Event Offer Termination Date.

         (c) The Designated Event Notice, which shall govern the terms of the Designated Event Offer, shall include a form of written notice of repurchase substantially in the form attached in Exhibit A hereto (the "Designated Event Repurchase Notice") to be completed by the Holder and shall include such disclosures as are required by law and shall state:

                  (i) that a Designated Event Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered will be accepted for payment;

                  (ii) the certificate number(s) or CUSIP number(s) of the Notes pursuant to which the Designated Event Offer is being made;

                  (iii) the event, transaction or transactions that constitute the Designated Event, the date of such Designated Event and that Holders have the right to elect to have their Notes repurchased in accordance with the Company's Designated Event Offer;

                  (iv) the Designated Event Repurchase Price for each Note, the Designated Event Offer Termination Date and the Designated Event Repurchase Date;

                  (v) the name and address of the Paying Agent and the Conversion Agent;

                  (vi) that Notes as to which a Designated Event Repurchase Notice has been given may be converted pursuant to this Section 4.09 only if the Designated Event Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (vii) that any Note not accepted for payment will continue to accrue interest and Liquidated Damages, if applicable, in accordance with the terms thereof;

                  (viii) that, unless the Company defaults on making the Designated Event Repurchase Price, any Note accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest and Liquidated Damages, if any, on and after the Designated Event Repurchase Date and no further interest or Liquidated Damages, if any, shall accrue on or after such date and any conversion rights associated with any Note accepted for payment pursuant to the Designated Event Offer shall terminate on the Designated Event Offer Termination Date;

                  (ix) that Holders electing to have Notes repurchased pursuant to a Designated Event Offer will be required to surrender their Notes to the Paying Agent at the address specified in the Designated Event Notice prior to 5:00 p.m., New York City time, on the Designated Event Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (x) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Designated Event Offer Termination Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the certificate number(s) or CUSIP number(s) of the Notes and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (xi) that Holders whose Notes are repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (xii) the procedures that Holders must follow in order to tender their Notes; and

                  (xiii) that in the case of a Designated Event Repurchase Date that is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Designated Event Offer Termination Date.

         (d) A Holder may exercise its rights specified in this Section 4.09 upon delivery of a Designated Event Repurchase Notice to the Trustee with a copy to the Paying Agent at any time on or prior to the Designated Event Offer Termination Date.

         (e) The delivery of a Holder's Notes to the Trustee and the Paying Agent with the Designated Event Repurchase Notice (together with all necessary endorsements) at the office of the Trustee and the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Repurchase Price therefor; provided, however, that such Designated Event Repurchase Price shall be so paid pursuant to this Section 4.09 only if the Notes so delivered to the Trustee and the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Repurchase Notice.

         (f) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Repurchase Notice contemplated by this Section 4.09 shall have the right to withdraw such Designated Event Repurchase Notice at any time on or prior to the Designated Event Offer Termination Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.10. The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written withdrawal thereof.

         (g) On the Designated Event Offer Termination Date, the Company shall
(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Designated Event Offer, (ii) deposit with the Paying Agent money sufficient to pay the Designated Event Repurchase Price with respect to all Notes or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate setting forth the aggregate principal amount of Notes or portions thereof tendered to and accepted for payment by the Company. On the Designated Event Repurchase Date, the Paying Agent shall mail or deliver the Designated Event Repurchase Price to the Holders so accepted and the Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that such new Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         (h) In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 11.06 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of Common Stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase Notes following a Designated Event, including the applicable provisions of this
Section 4.09 and the definition of Designated Event, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

SECTION 4.10 Effect of Purchase Notice or Designated Event Repurchase Notice.

         (a) Upon receipt by the Paying Agent of the Purchase Notice or Designated Event Repurchase Notice specified in Section 4.08 or Section 4.09, as applicable, the Holder in respect of which such Purchase Notice or Designated Event Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Designated Event Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Designated Event Repurchase Price, as the case may be, with respect to such Note. Such Purchase Price or Designated Event Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date or the Designated Event Offer Termination Date, as the case may be, with respect to such Note (provided the conditions in Section 4.08 or Section 4.09, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.08 or Section 4.09, as applicable. Notes in respect of which a Purchase Notice or Designated Event Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Articles 11 and 12 hereof on or after the date of the delivery of such Purchase Notice or Designated Event Repurchase Notice, as the case may be, unless such Purchase Notice or Designated Event Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

         (b) A Purchase Notice or Designated Event Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Designated Event Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Designated Event Payment Date, as the case may be, specifying:

                  (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted;

                  (ii)     the certificate number(s) or CUSIP number(s) of the
         Note in respect of which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Note which remains subject to the original Purchase Notice or Designated Event Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         (c) There shall be no purchase of any Notes pursuant to Section 4.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice has been delivered in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 4.11 Deposit of Purchase Price or Designated Event Repurchase Price.

         (a) Prior to 10:00 a.m. (New York City time) on the Purchase Date or the Designated Event Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a subsidiary or an Affiliate of either of them is acting as the Paying Agent in connection with a purchase pursuant to Section 4.08, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such business day) sufficient to pay the aggregate Purchase Price or Designated Event Repurchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Designated Event Repurchase Date, as the case may be.

         (b) If the Paying Agent holds money sufficient to pay in full the relevant Purchase Price or Designated Event Repurchase Price, as applicable, for all Notes to be purchased on the relevant Purchase Date or Designated Event Repurchase Date, as applicable, other than Notes or portions of Notes which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted, the Notes will cease to be outstanding immediately following the close of business on the relevant Purchase Date or Designated Event Repurchase Date, as applicable, and interest and Liquidated Damages, if any, on the Notes so purchased will cease to accrue on and after such Purchase Date or Designated Event Repurchase Date, as applicable. In such event, all rights of the Holder will terminate on and after the relevant Purchase Date or Designated Event Repurchase Date, as applicable, other than the right to receive the relevant Purchase Price or Designated Event Repurchase Price, as applicable, upon delivery or transfer of the Notes to be so purchased.

SECTION 4.12 Notes Purchased in Part.

         Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

SECTION 4.13 Covenant to Comply with Securities Laws upon Purchase of Convertible Senior Notes.

         In connection with any offer to purchase or purchase of Notes under
Section 4.08 or 4.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall, to the extent applicable, (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 4.08 and 4.09 to be exercised in the time and in the manner specified in Sections 4.08 and 4.09.

SECTION 4.14 Repayment to the Company.

         The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Designated Event Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.11 exceeds the aggregate Purchase Price or Designated Event Repurchase Price, as the case may be, with respect to the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Designated Event Repurchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the business day following the Purchase Date or Designated Event Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01 Company May Consolidate, etc., Only on Certain Terms

         The Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company unless:

         (a) either:

                  (i)      the Company shall be the continuing corporation; or

                  (ii) the person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially as an entirety:

                  (1) shall be a corporation, partnership or trust organized under the laws of the United States or any State thereof or the District of Columbia; and

                  (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest and Liquidated Damages, if any, on all of the Notes and the performance or observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of Holders to cause the repurchase of Notes upon a Designated Event in accordance with Section 4.09(h) and conversion rights in accordance with Section 11.06 to the extent required by such Sections;

         (b) in all cases, immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

         (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02 Successor Corporation Substituted.

         Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this
Article 5, the successor person formed by such consolidation or into which the Company is merged or into which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under this Indenture and the Notes.

SECTION 5.03 Repurchase at the Option of Holders upon Designated Event.

         This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.09.

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

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

         An "Event of Default" with respect to any Notes shall be deemed to have occurred if:

         (a) the Company defaults in the payment of principal of the Notes when due upon redemption, repurchase or otherwise; or

         (b) the Company defaults in the payment of any installment of interest or Liquidated Damages on the Notes when due (including any interest payable in connection with a repurchase pursuant to Section 4.08 or Section 4.09 and a redemption pursuant to Section 4.01) and continuance of such default for 30 days or more; or

         (c) the Company fails to comply or observe in any material respect (other than a default set forth in clauses (a) and (b) above and clause (d) below) any other covenant or agreement of the Company in respect of the Notes set forth in this Indenture or the Notes, and fails to remedy such default or breach within a period of 60 days after the receipt of written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

         (d) the Company defaults in the payment of the Designated Event Repurchase Price in respect of the Notes when the same becomes due and payable; or

         (e) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary, other than any such Indebtedness which is non-recourse to the Company or any Restricted Subsidiary, whether such Indebtedness exists on the date of this Indenture or shall hereafter be created, which default (i) is caused by a failure to pay when due any principal on such Indebtedness at the final stated maturity date of such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates to $75,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after receipt of written notice to the Company from the Trustee or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

         (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law, or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (g) the commencement by the Company of a voluntary case or proceeding under any Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02 Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued and unpaid interest and Liquidated Damages, if any, on all the Notes then outstanding to be due and payable. Upon such declaration such principal amount and accrued and unpaid interest and Liquidated Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If any Event of Default specified in clauses (f) or (g) of Section 6.01 occurs, all unpaid principal of and accrued and unpaid interest and Liquidated Damages, if any, on the Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder.

         (b) The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration of the Notes and its consequences if all existing Events of Default (other than nonpayment of principal of and interest and Liquidated Damages, if any, on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the

Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes then outstanding, waive any past Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal or interest or Liquidated Damages, if applicable, on the Notes (other than the non-payment of principal, interest or Liquidated Damages, if any, on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forebearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06 Limitation on Suits.

         A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default on the Notes;

         (b) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

         (c) such Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any cost, expense or liability;

         (d) the Trustee does not act on the request on or prior to the 60th day after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. This Section
6.06 does not affect the right of the Holders to bring an action for enforcement of the payment of the principal of or interest or Liquidated Damages, if any, the Redemption Price, Purchase Price or Designated Event Repurchase Price, as applicable, on such Holders' Notes on or after the respective due dates expressed in the Notes or such Holders' right to convert its Notes in accordance with the terms of this Indenture.

SECTION 6.07 Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest and Liquidated Damages, if any, the Redemption Price, Purchase Price or Designated Event Repurchase Price, as applicable, on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a), (b) or (d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, and interest and Liquidated Damages, if any, and Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, remaining unpaid on the Notes and interest on overdue principal, interest and Liquidated Damages, if any, and Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, interest and Liquidated Damages, if any, and the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and Liquidated Damages, if any, and the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, respectively; and

                  Third: to the Company.

         Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7

                                  THE TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.01 Duties of the Trustee.

         (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default known to the
Trustee:

                  (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i)      This paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Rights of the Trustee.

         (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

         (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Rate or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 11.05(j).

         (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (l) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03 Individual Rights of the Trustee.

         Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, interest or Liquidated Damages, if any, when due under Section 6.01(a), (b) or (d) (including any principal or interest payable in connection with a repurchase pursuant to Section 4.08 or
Section 4.09 and a redemption pursuant to Section 4.01), or a Trust Officer of the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Notes. Except in the case of a Default or Event of Default in payment of principal of, or interest or Liquidated Damages, if any, or payment of any Redemption Price, Purchase Price or Designated Event Repurchase Price, if applicable, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06 Reports by the Trustee to Holders.

         (a) Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to Holders shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Notes are listed or quoted. The Company shall timely notify the Trustee when the Notes are listed or quoted on any stock exchange or securities market.

SECTION 7.07 Compensation and Indemnity.

         (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for its acceptance of this Indenture and its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

         (b) The Company shall indemnify the Trustee, its officers, directors and employees against, and defend and hold the Trustee, its officers, directors and employees harmless from, any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

         (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

         (d) The Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 7.07, except that held in trust to pay principal, interest and Liquidated Damages, if any, on the Notes. Such liens and the Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 Replacement of the Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (i)      the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company or the Holders of at least 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under

Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         (g) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10 Eligibility, Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.11. The Trustee is subject to TIA
Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11 Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Indenture.

         When:

         (a) the Company delivers to the Trustee for cancellation all Notes theretofore authenticated pursuant to this Indenture (other than any other Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) and not theretofore cancelled; or

         (b) (i) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation have become due and payable, and (ii) the Company deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, in trust, amounts in cash or shares of Common Stock (as applicable in accordance with the terms hereof) sufficient to pay, whether at stated maturity, or any Redemption Date, or any Purchase Date, or any Designated Event Repurchase Date, or upon conversion or otherwise, all of the Notes (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including principal, interest and Liquidated Damages, if any, due and (iii) the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, including the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, then this Indenture shall cease to be of further effect, except, in the case of paragraph (b) above, as to:

         (A) rights of registration of transfer, substitution, replacement and exchange and conversion of Notes;

         (B) rights hereunder of Holders to receive payments of principal of and interest and Liquidated Damages, if any, and the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, on, the Notes;

         (C)      the obligations under Sections 2.03 and 8.05 hereof; and

         (D) the rights, obligations and immunities of the Trustee hereunder,

and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.04, and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction and discharging of this Indenture. The Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 8.02 Deposited Monies to Be Held in Trust by Trustee.

         Subject to Section 8.04, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment either directly or through the Paying Agent, to the Holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, interest, and Liquidated Damages, if any, and the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable.

SECTION 8.03 Paying Agent to Repay Monies Held.

         Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee and not pursuant to Section 8.01) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04 Return of Unclaimed Monies.

         Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest or Liquidated Damages, if any, and the

Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, on the Notes and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of or interest or Liquidated Damages, if any, and the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, on such Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on written demand; provided, however, that the Company, or the Trustee at the written request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

SECTION 8.05 Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of principal of, or interest or Liquidated Damages, if any, on, and the Redemption Price, Purchase Price and Designated Event Repurchase Price, if applicable, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01 Without the Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder for the purposes of:

         (a) curing any ambiguity, defect or inconsistency or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, provided that such amendment does not materially and adversely affect the rights of the Holders under this Indenture;

         (b) providing for the assumption of the covenants and obligations of the Company hereunder and in the Notes in the circumstances required by Section 5.01;

         (c) providing for conversion rights of Holders in the event of consolidation, merger, or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 11.06;

         (d) increasing the Conversion Rate;

         (e) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

         (f) making any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

         (g) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or

         (h) modifying the restrictions on, and procedures for, resale and other transfers of the Notes or the shares of Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

SECTION 9.02 With the Consent of Holders.

         Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Subject to Sections 6.04 and 6.07, the Company and the Trustee may waive any existing Default or compliance in any particular instance by the Company with any provision of this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to Section 9.01, alter the redemption or repurchase provisions with respect thereto;

         (c) reduce the rate of or amount of, or change the time for payment of, interest, including defaulted interest and Liquidated Damages, if any, and any Redemption Price, Purchase Price or Designated Event Repurchase Price, if applicable, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than as provided for herein and in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest or Liquidated Damages, if any, and any Redemption Price, Purchase Price or Designated Event Repurchase Price, if applicable, on the Notes;

         (g) waive the payment of any Designated Event Repurchase Price with respect to any Note;

         (h) decrease the Conversion Rate or, except as permitted herein (including Section 9.01), modify the provisions contained herein relating to conversion of the Notes in a manner adverse to the Holders thereof; or

         (i) make any change to the abilities of Holders to enforce their rights hereunder or the provisions of clauses (a) through (i) of this Section 9.02.

         To secure a consent of the Holders under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

SECTION 9.03 Compliance with the Trust Indenture Act.

         Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a) - (i) of Section 9.02. In such case, the amendment or waiver shall only bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05 Notation on or Exchange of Convertible Senior Notes.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes without charge to the Holders, except as specified in Section 2.07.

SECTION 9.06 Trustee Protected.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.02 Notices.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other's address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

         Any notice or communication to a Holder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication to a Holder is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

         All notices or communications shall be in writing.

SECTION 10.03 Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and the paying agent shall have the protection of TIA Section 312(c).

SECTION 10.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

         Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07 Legal Holidays.

         The term "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. If any Interest Payment Date, the Maturity Date, Purchase Date or Designated Event Repurchase Date falls on a day that is not a business day, the required payment of principal of, interest and Liquidated Damages, if any, on and the Purchase Price and Designated Event Repurchase Price with respect to any Note will be made on the next succeeding business day as if made on the date that such payment was due and no interest will accrue on that payment for the period from and after the Interest Payment Date, the Maturity Date, the relevant Purchase Date or the Designated Event Repurchase Date, as applicable, to the date of payment on the next succeeding business day.

SECTION 10.08 No Recourse Against Others.

         No director, officer, employee, stockholder or Affiliate of the Company shall have any liability or any obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or the creation of such obligations. Each Holder by accepting a Note waives and releases all such liability with respect to each director, officer, employee, stockholder and Affiliate of the Company. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees, stockholders and Affiliates of the Company is a third party beneficiary of this
Section 10.08.

SECTION 10.09 Counterparts.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Other Provisions.

         The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent. The reporting date for Section 7.06 is May 15 of each year. The first reporting date is the May 15 following the issuance of the Notes hereunder.

         The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company that has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

                  Delta Air Lines, Inc.
                  1030 Delta Boulevard
                  Department 981
                  Atlanta, GA 30320-6001
                  Facsimile No.: (404) 715-2233
                  Attention: Dean C. Arvidson

         The Trustee's address is:

                  The Bank of New York Trust Company, N.A.
                  10161 Centurion Parkway
                  Jacksonville, FL 32256
                  Attention: Corporate Trust Department
                  Facsimile: (904) 645-1921

SECTION 10.11 Governing Law.

         The laws of the State of New York shall govern this Indenture and the Notes.

SECTION 10.12 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13 Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14 Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 11

                     CONVERSION OF CONVERTIBLE SENIOR NOTES

SECTION 11.01 Right to Convert.

         (a) Each Holder shall have the right to convert its Notes into shares of Common Stock at any time in accordance with Article 12 hereof and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A. Each $1,000 principal amount of the Notes may be converted into the number of fully paid and non-assessable shares of Common Stock, as set forth in paragraph 9 of the Note, subject to adjustment as herein set forth. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted his or her Notes into Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock pursuant to this Article 11 and Article 12 hereof.

         (b) The Company shall notify the Holders upon determination that Holders are or will be entitled to convert their Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into fully paid and non-assessable shares of Common Stock in accordance with Article 12 hereof and paragraph 9 of the Note, by issuing a press release and publishing such determination on the Company's web site.

SECTION 11.02 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.

         (a) To exercise, in whole or in part, the conversion privilege with respect to any Note, the Holder shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.03, accompanied by funds, if any, required by Section 11.02(e) hereof, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company), duly signed and completed, to the office or agency stating that the Holder elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 11.07.

         (b) Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney. The Holder will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Note.

         (c) As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 2.03, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 11 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 11.03 (which payment, if any, shall be paid no later than five business days after satisfaction of the requirements for conversion set forth above). Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         (d) Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Note (or portion thereof) (the "Conversion Date"), and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall result in the person in whose name the certificates are to be issued becoming the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note is surrendered.

         (e) Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if:

                  (i) there exists at the time of conversion a default in the payment of principal of or interest or Liquidated Damages, if applicable, on the Notes (including any principal of or interest payable in connection with a repurchase pursuant to Section 4.08 or
         Section 4.09 and a redemption pursuant to Section 4.01); or

                  (ii) the Company shall have specified a Redemption Date that is after the Regular Record Date and prior to such Interest Payment Date.

         An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder at the close of business on the Regular Record Date; provided, however, that if the Company defaults in the payment of interest or Liquidated Damages, if applicable, on such Interest Payment Date, such amount shall be paid to the person who made such required payment.

         (f) Except as provided above in this Section 11.02, no adjustment shall be made for interest and Liquidated Damages, if any, accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 11. Delivery by the Company to the Holder of the Note converted of the number of shares of Common Stock into which the Note is convertible, at the Conversion Rate in effect at such time, shall satisfy the obligations of the Company to pay the principal amount of such Note being converted and the accrued but unpaid interest on such converted Note through the Conversion Date.

SECTION 11.03 Cash Payments in Lieu of Fractional Shares.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash based upon the average of the closing price (as defined in Section 11.05(g)) of the Common Stock for the 5 consecutive trading days immediately preceding the Conversion Date.

SECTION 11.04 Conversion Rate.

         The Conversion Rate shall be as specified in paragraph 9 of the Note, the form of which is attached as Exhibit A hereto, subject to adjustment as provided in this Article 11.

SECTION 11.05 Adjustment of Conversion Rate.

         The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which:

                  (i) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 11.05(g)) fixed for such determination and (2) the total number of shares of Common Stock constituting such dividend or other distribution ; and

                  (ii) the denominator shall be number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 11.05(g)) fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the Record Date. If the dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) If the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of issuance, shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 11.05(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction of which:

                  (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

                  (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Current Market Price, such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors).

         (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 11.05(a) applies) or evidences of its indebtedness or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in Section 11.05(c) and (ii) dividends and distributions paid exclusively in cash referred to in
Section 11.05(e)) (the foregoing hereinafter in this Section 11.05(d) called the "Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date (as defined in Section 11.05(g)) with respect to such distribution by a fraction of which:

                  (i) the numerator shall be such Current Market Price on such Record Date; and

                  (ii) the denominator shall be the Current Market Price (determined as provided in Section 11.05(g)) on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on such Record Date of the portion of the Securities so distributed applicable to one share of Common Stock, such increase to become effective immediately after the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 11.05(g) to the extent possible.

         Notwithstanding the foregoing, if the securities distributed to all holders of the Company's Common Stock consist of shares of Capital Stock of, or similar equity interests in, a subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction of which:

                  (i) the numerator shall be the sum of (A) the average of the closing prices of the Common Stock for the ten (10) trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the fair market value of such distribution in respect of each share of Common Stock for which this Section 11.05(d) applies, which shall equal the number of such securities distributed in respect of each share of Common Stock multiplied by the average of the closing prices of those securities distributed for the ten (10) trading days commencing on and including the fifth trading day after the Ex-Dividend Date; and

                  (ii) the denominator shall be the average of the closing prices of the Common Stock for the ten (10) trading days commencing on and including the fifth trading day after the Ex-Dividend Date, such increase to become effective immediately after the opening of business on the day following the Record Date; provided, however, that the Company may in lieu of the foregoing adjustment, make adequate provision so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(d) (and no adjustment to the Conversion Rate under this Section 11.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Rate under this Section 11.05(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to Trigger Events, then the occurrence of each such event shall be deemed to be such date of issuance and Record Date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.05(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         Notwithstanding any other provision of this Section 11.05(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholders rights plan, and any rights or warrants distributed or deemed to be distributed upon the occurrence of a Trigger Event) shall be deemed not to have been distributed for purposes of this Section 11.05(d) if the Company elects to reserve such rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholders rights plan, and any rights or warrants distributed or deemed to be distributed upon the occurrence of a Trigger Event) for distribution to each Holder who converts a Note (or any portion thereof) so that such Holder shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such Holder would have been entitled to receive if such Holder had, immediately prior to the applicable Record Date, converted such
Note into Common Stock.

         For purposes of this Section 11.05(d) and Sections 11.05(a) and (c), any dividend or distribution to which this Section 11.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11.05(a) or Section 11.05(c) applies, or both, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants other than such shares of Common Stock or rights or warrants to which
Section 11.05(a) or Section 11.05(c) applies (and any Conversion Rate increase required by this Section 11.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11.05(a) or Section 11.05(c) applies (and any further Conversion Rate increase required by Sections 11.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted for "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 11.05(a) and for "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 11.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11.05(a)).

         (e) If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed as part of a distribution referred to in Section 11.05(d)), then, immediately after the close of business on the Record Date fixed for such distribution, the Conversion Rate shall be increased, so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

                  (i) the numerator of which shall be equal to the Current Market Price on such Record Date; and

                  (ii) the denominator of which shall be equal to the Current Market Price on such Record Date less the amount of such distribution of cash applicable to one share of Common Stock,

such adjustment to be effective immediately after the opening of business on the day following the Record Date; provided, however, that in the event that the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (f) If a tender or exchange offer (other than the purchase of Notes on any Purchase Date or as part of a Designated Event) made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors as provided in Section 11.05(g)) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price (determined as provided in Section 11.05(g)) of a share of Common Stock on the trading day next succeeding the Expiration Time then, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which:

                  (i) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) as of the Expiration Time and the Current Market Price of a share of the Common Stock on the trading day next succeeding the Expiration Time; and

                  (ii) the denominator shall be the number of shares of Common Stock outstanding (including any Purchased Shares) as of the Expiration Time multiplied by the Current Market Price of a share of Common Stock on the trading day next succeeding the Expiration Time, such adjustment to be effective immediately before the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 11.05(f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 11.05(f).

         (g) For purposes of this Section 11.05, the following terms shall have the meaning indicated:

                  (1) "Current Market Price" means the average of the daily closing prices per share of Common Stock for, unless otherwise specified herein, the 10 consecutive trading days immediately prior to the date in question; provided, however, that if:

                           (A) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Sections 11.05(a), (b), (c), (d),
                  (e) or (f) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

                           (B) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to
                  Section 11.05(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

                           (C)      the "ex" date for the issuance or
                  distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 11.05(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

         For purposes of any computation under Section 11.05(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that if the "ex" date for any event (other than the tender offer or exchange offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 11.05(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event.

         For purposes of this paragraph, the term "ex" date, when used with respect to:

                           (A) any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution;

                           (B) any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                           (C) any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

         Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 11.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 11.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (2) "closing price" with respect to any securities on any day means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such day as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "closing price" shall be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If such security is not so quoted, the "closing price" shall be the average of the mid-point of the last bid and asked prices for such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "trading day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another U.S. national or regional securities exchange, a day on which the New York Stock Exchange or such other U.S. national or regional securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, or (z) if the applicable security is not so listed, admitted for trading or quoted, any business day (as defined herein).

         (h) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 11.05(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any potential income tax liability to holders of Common Stock or rights to purchase Common Stock which may result from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         The Company from time to time may, to the extent permitted by law, increase the Conversion Rate by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such increase would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The increase in Conversion Rate shall be irrevocable during this period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holders at his or her last address appearing on the Register maintained for that purpose a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided, however, that any adjustments which by reason of this Section 11.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one ten thousandth (0.0001) of a share, as the case may be.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at his or her last address appearing on the Register maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) In any case in which this Section 11.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

         (l) For purposes of this Section 11.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 11.06 Effect of Reclassification, Consolidation, Merger or Sale.

         If any of the following events occur:(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, other than a consolidation, merger, share exchange or combination in which the Company is the continuing corporation and which does not result in reclassification (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), conversion, exchange or cancellation of the Common Stock, or (iii) any sale or conveyance or other disposition of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the

Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition by a holder of a number of shares of Common Stock issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this Section 11.06, the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder at his or her address appearing on the Register for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales, conveyances and other dispositions.

         If this Section 11.06 applies to any event or occurrence, Section 11.05 shall not apply.

SECTION 11.07 Taxes on Shares Issued.

         The issue of stock certificates on conversions of the Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 11.08 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

         (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         (b) Before taking any action which would cause an adjustment of the Conversion Rate that decreases the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

         (c) The Company covenants that all shares of Common Stock issued upon conversion of the Notes will be duly authorized and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         (d) The Company further covenants that as long as the Common Stock is listed on the New York Stock Exchange, the Company shall cause all Common Stock issuable upon conversion of the Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of the New York Stock Exchange, and if at any time the Common Stock becomes listed on any other U.S. national securities exchange, or quoted on the Nasdaq National Market System or any other automated quotation system, the Company shall cause all Common Stock issuable upon conversion of the Notes to be so listed or quoted and kept so listed or quoted.

SECTION 11.09 Responsibility of Trustee.

         The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to

Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall fully be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 11.10 Notice to Holders Prior to Certain Actions.

         If (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

         (b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 11.05(d)); or

         (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer or other disposition of all or substantially all of the assets of the Company; or

         (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 11.11 Restriction on Common Stock Issuable Upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes, and the certificate representing such shares of Common

Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 11.11(c).

         (b) If (i) shares of Common Stock to be issued upon conversion of a Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                                   ARTICLE 12

                                CONVERSION EVENTS

SECTION 12.01 Conversion Upon Satisfaction of Sale Price Condition.

         (a) Subject to the provisions of this Article 12 and paragraph 9 of the Note, and subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this
Note into shares of Common Stock in any calendar quarter after the quarter ending March 31, 2004 if the closing price of the Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on such last trading day.

         (b) The "closing price" of the Common Stock on any date means the closing price for such Common Stock, as set forth in Section 11.05 above.

SECTION 12.02 Conversion Based on Trading Price of the Notes.

         (a) Subject to the provisions of this Article 12 and paragraph 9 of the Note, and subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this
Note into shares of Common Stock during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of Notes for each day in the measurement period was less than 98% of the closing price (as defined in Section 11.05(g)) of the Common Stock on that day multiplied by the Conversion Rate for such date; provided that a Holder may not convert its Notes (in reliance on this provision) if on any trading day during such measurement period the closing price of the Common Stock was between 100% and 130% of the then current Conversion Price.

         (b) The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $10,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot be obtained, but two such bids are obtained by the Trustee, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the closing price (as set forth in Section 11.05(g)) of the Common Stock on such determination date multiplied by the Conversion Rate.

         (c) In connection with any conversion upon satisfaction of the above trading pricing condition, the Trustee shall have no obligation to determine the trading price of the Notes during the applicable period unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the closing price (as set forth in Section 11.05(g)) of the Common Stock multiplied by the Conversion Rate during the applicable period. At such time, the Company shall instruct the Trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the closing price (as set forth in Section 11.05(g)) of the Common Stock multiplied by Conversion Rate.

SECTION 12.03 Conversion Upon Notice of Redemption.

         Subject to the provisions of this Article 12 and paragraph 9 of the Note, and subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert into shares of Common Stock the Notes or a portion thereof which has been called for redemption pursuant to Article 4 above; provided that such Note or a portion thereof is surrendered for conversion on or prior to the close of business on the Redemption Date in accordance with the terms of this Indenture.

SECTION 12.04 Conversion Upon Specified Corporate Transactions.

         (a) Subject to the provisions of this Article 12 and paragraph 9 of the Note, and subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this
Note into shares of Common Stock in the event that the Company (i) issues rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of issuance, shares of Common Stock at a price per share less than the closing price (as defined above) per share of Common Stock on the trading day (as defined in Section 11.05(g)) immediately preceding the date of the issuance; or (ii) distributes to all holders of its outstanding shares of Common Stock any assets or debt securities of the Company, or rights to purchase any securities of the Company, which distribution has a per share value, as determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors), that exceeds 15% of the closing price (as defined above) per share of Common Stock on the trading day (as defined in
Section 11.05(g)) immediately preceding the date of declaration of such distribution. The Company will be required to give notice to the Holders at least 20 business days prior to the ex-dividend date for such distribution, and Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the business day immediately prior to the ex-dividend date and the announcement by the Company that such distribution will not take place, even if the Notes are not otherwise convertible at such time. The "ex-dividend date" shall mean the first date upon which the sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

         (b) Subject to the provisions of this Article 12 and paragraph 9 of the Note, and subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this
Note into shares of Common Stock in the event the Company is a party to any consolidation, merger, share exchange or combination or sale, conveyance or other disposition of all or substantially all of the assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.06, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction and, at the effective time of such transaction, the right to convert a Note into Common Stock will be deemed to have changed into a right to convert such Note into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted its Notes immediately prior to the applicable record date for such transaction.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written, signifying their agreements contained in this Indenture.

                                             DELTA AIR LINES, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title

                                             THE BANK OF NEW YORK TRUST
                                             COMPANY, N.A.
                                             not in its individual capacity
                                             but solely as Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title

                                    EXHIBIT A
                               (Face of Security)

                           [Global Securities Legend]

     [The following legend shall appear on the face of each Global Security:

         THIS CONVERTIBLE SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SENIOR NOTE FOR ALL PURPOSES.]

         [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED CONVERTIBLE SENIOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE.]

                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DELTA AIR LINES, INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF DELTA AIR LINES, INC., OTHER THAN (1) TO DELTA AIR LINES, INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF DELTA AIR LINES, INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

CUSIP No.:__________________________
ISIN:_______________________________
Common Code:________________________                           $________________

                              DELTA AIR LINES, INC.
                     2 7/8% CONVERTIBLE SENIOR NOTE DUE 2024

         DELTA AIR LINES, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________($______________) on February
6, 2024, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

         Interest Payment Dates: February 18 and August 18, commencing August 18, 2004

         Regular Record Dates: February 3 and August 3

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                             DELTA AIR LINES, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

Certificate of Authentication

This is one of the Convertible Senior Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK
TRUST COMPANY, N.A.
as Trustee

By: ________________________________
    Authorized Signatory

Dated:_____________________

                               (Back of Security)

                              DELTA AIR LINES, INC.
                    2 7/8% CONVERTIBLE SENIOR NOTES DUE 2024

1. INTEREST. Delta Air Lines, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest (and Liquidated Damages, if any) semiannually in arrears on February 18 and August 18 of each year, beginning August 18, 2004. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from February 6, 2004. Interest (and any Liquidated Damages) will be computed on the basis of a 360-day year composed of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest (and Liquidated Damages, if any) on the Notes (except defaulted interest) to the person in whose name each Note is registered at the close of business on the February 3 or August 3 (each, a "Regular Record Date") immediately preceding the relevant Interest Payment Date (other than with respect to a Note or portion thereof (i) with respect to which a notice of redemption shall have been mailed by the Company in accordance with Section 4.03 of the Indenture, which notice of redemption shall specify a Redemption Date that is after the close of business on a Regular Record Date and prior to the next Interest Payment Date, or (ii) repurchased in connection with a Designated Event on a Designated Event Repurchase Date that is after the close of business on a Regular Record Date and prior to the next Interest Payment Date, in which case accrued interest (and Liquidated Damages, if any) shall be payable (unless such Note or portion thereof is converted) to the Holder of the Note or portion thereof redeemed or repurchased in accordance with the applicable provisions of the Indenture).

         The Holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal and interest (including Liquidated Damages, if any, and Redemption Price, Purchase Price and Designated Event Repurchase Price, as applicable) on the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee. If the Notes are held in global form, principal and interest (including Liquidated Damages, if any, Redemption Price, Purchase Price and Designated Event Repurchase Price, as applicable) on the Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable Regular Record Date. With respect to Notes held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. The Bank of New York Trust Company, N.A . (together with any successor Trustee under the Indenture referred to below, the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of February 6, 2004 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior unsecured obligations of the Company limited as provided in the Indenture to $325,000,000 in aggregate principal amount, unless an election has been made as set forth in Article 2 of the Indenture to increase such aggregate principal amount to an amount not to exceed $390,000,000.

         Capitalized terms not defined herein have the same meaning as is given to them in the Indenture.

5. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a Holder to pay any taxes and fees permitted by the Indenture.

6. PERSONS DEEMED OWNERS. The person in whose name the Notes are registered on the Registrar's books will be treated as its owner for all purposes.

7. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default (except a Default or Event of Default in the payment of principal of or interest or Liquidated Damages, if any, on the Notes) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable, provided that such amendment does not materially and adversely affect the rights of the Holders under the Indenture; (b) evidence the succession of another person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company under the Indenture and the Notes; (c) provide for the conversion rights of Holders in the event of consolidation or merger or sale of all or substantially all of the assets of the Company; (d) increase the Conversion Rate; (e) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (f) make any changes that would provide the Holders with any additional rights or benefits or that do not adversely affect the legal rights under the Indenture of any Holder; (g) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (h) modify the restrictions on, and procedures for, resale and other transfers of the Notes or the shares of Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to Section 9.01 of the Indenture, alter the redemption or repurchase provisions with respect to the Notes; (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest and Liquidated Damages, if any, and any Redemption Price, Purchase Price or Designated Event Repurchase Price, if applicable, on any Note; (d) waive a Default or Event of Default in the payment of principal or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (e) make the principal or interest or Liquidated Damages, if any, on any Note payable in money other than as provided for in the Indenture and in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest or Liquidated Damages, if any, and any Redemption Price, Purchase Price or Designated Event Repurchase Price, if applicable, on the Notes; (g) waive the payment of any Designated Event Repurchase Price with respect to any Note; (h) reduce the Conversion Rate or, except as permitted by the Indenture (including Section 9.01), modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof; or (i) make any changes to the abilities of Holders to enforce their rights under the Indenture or the provisions of clauses
(a) through (i) of Section 9.02 of the Indenture.

8. REDEMPTION AND PURCHASE. The Company, at its option, may redeem all or a portion of the Notes on or after February 21, 2009 at a redemption price in cash ("Redemption Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the Redemption Date. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

         Following a Designated Event, the Company shall make a Designated Event Offer to repurchase all Notes then outstanding at a Designated Event Repurchase Price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, in accordance with the terms and conditions set forth in the Indenture. To accept the Designated Event Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note with the "Designated Event Repurchase Notice" portion thereof completed to the Trustee, with a copy to the Paying Agent, at any time on or prior to the Designated Event Offer Termination Date, as provided in the Indenture.

         Subject to the terms and conditions of the Indenture, Notes shall be purchased by the Company at the option of the Holder thereof, in whole or in part, at a purchase price in cash (the "Purchase Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the relevant Purchase Date of February 18, 2009, February 18, 2014 and February 18, 2019, as applicable, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 business days prior to the relevant Purchase Date until the close of business on the fifth business day prior to such Purchase Date.

9. CONVERSION. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, each $1,000 principal amount of Notes, may be converted, subject to the conditions and during the periods described below, into 73.6106 fully paid and non-assessable shares of Common Stock, as adjusted from time to time as provided in the Indenture (the "Conversion Rate"), upon surrender of the Note to the Company at the office or agency maintained for such purpose (or at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered Holder of this Note, by instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or its duly authorized attorney).

         In case such surrender shall be made during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date, the Note also shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the accrued and unpaid interest, if any, otherwise payable on such Interest Payment Date on the principal amount of the Note then being converted; provided, however, that no such payment need be made if (i) there exists at the time of conversion a default in the payment of principal of or interest or Liquidated Damages, if applicable, on the Notes (including any principal of or interest payable in connection with a repurchase pursuant to
Section 4.08 or Section 4.09 and a redemption pursuant to Section 4.01); or (ii) the Company shall have specified a Redemption Date that is after the Regular Record Date and prior to such Interest Payment Date. Subject to the aforesaid requirement for a payment in the event of conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date, no adjustment shall be made on conversion for interest, if any, accrued and unpaid hereon or for dividends on Common Stock delivered on conversion.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock; subdivisions or combinations of Common Stock; distributions to all holders of Common Stock of certain rights or warrants to purchase Common Stock, for a period expiring within 45 days after the date of such distribution, at a price less than the Current Market Price; distributions to all holders of Common Stock of shares of Capital Stock (other than Common Stock) or evidences of the Company's Indebtedness or assets; certain dividends or other distributions consisting exclusively of cash to holders of Common Stock; and certain purchases of the Common Stock pursuant to tender or exchange offers by the Company or any subsidiary of the Company, in each case, in accordance with the terms and conditions set forth in the Indenture. Additionally, the Indenture permits the Company to, from time to time, to the extent permitted by law, increase the Conversion Rate by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors.

         The Company shall not issue fractional shares or scrips representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the average of the closing price of the Common Stock for the five consecutive trading days immediately preceding the Conversion Date. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion.

         A Note in respect of which a Holder has delivered a Purchase Notice or Designated Event Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The Company shall notify the Holders upon determination that Holders are or will be entitled to convert their Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into fully paid and non-assessable shares of Common Stock in accordance with this paragraph 9, by issuing a press release and publishing such determination on the Company's web site.

         Conversion Upon Satisfaction of Sale Price Condition. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock in any calendar quarter after the quarter ending March 31, 2004 if the closing price of the Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on such last trading day. The "Conversion Price" shall be equal to $1,000 divided by the Conversion Rate.

         The "closing price" of the Common Stock on any date means the closing price for such Common Stock, as set forth in Section 11.05(g) of the Indenture.

         Conversion Based on Trading Price of the Notes. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of Notes for each day in the measurement period was less than 98% of the closing price (as defined in Section 11.05(g) of the Indenture) of the Common Stock on that day multiplied by the Conversion Rate for such date; provided that a

Holder may not convert its Notes (in reliance on this provision) if on any trading day during such measurement period the closing price of the Common Stock was between 100% and 130% of the then current Conversion Price of the Notes.

         The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $10,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot be obtained, but two such bids are obtained by the Trustee, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the closing price (as set forth in Section 11.05(g) of the Indenture) of the Common Stock on such determination date multiplied by the Conversion Rate.

         In connection with any conversion upon satisfaction of the above trading pricing condition, the Trustee shall have no obligation to determine the trading price during the applicable period of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the closing price (as set forth in Section 11.05(g) of the Indenture) of the Common Stock multiplied by the Conversion Rate during the applicable period. At such time, the Company shall instruct the Trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the closing price (as set forth in Section 11.05(g) of the Indenture) of the Common Stock multiplied by Conversion Rate.

         Conversion Upon Notice of Redemption. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert into shares of Common Stock the Notes or a portion thereof which has been called for redemption pursuant to Article 4 of the Indenture; provided that such Note or a portion thereof is surrendered for conversion on or prior to the close of business on the Redemption Date in accordance with the terms of the Indenture.

         Conversion Upon Specified Corporate Transactions. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock in the event that the Company (i) issues rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of issuance, shares of Common Stock at a price per share less than the closing price (as defined above) per share of Common Stock on the trading day (as defined in Section 11.05(g)) immediately preceding the date of the issuance; or (ii) distributes to all holders of its outstanding shares of Common Stock any assets or debt securities of the Company, or rights to purchase any securities of the Company, which distribution has a per share value, as determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors), that exceeds 15% of the closing price (as defined above) per share of Common Stock on the trading day (as defined in Section 11.05(g)) immediately preceding the date of declaration of such distribution. The Company will be required to give notice to the Holders at least 20 business days prior to the ex-dividend date for such distribution, and Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the business day immediately prior to the ex-dividend date and the announcement by the Company that such distribution will not take place, even if the Notes are not otherwise convertible at such time. The "ex-dividend date" shall mean the first date upon which the sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

         Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock in the event the Company is a party to any consolidation, merger, share exchange or combination or sale, conveyance or other disposition of all or substantially all of the assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.06 of the Indenture, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction and, at the effective time of such transaction, the right to convert a Note into Common Stock will be deemed to have changed into a right to convert such Note into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted its Notes immediately prior to the applicable record date for such transaction.

10. DEFAULTS AND REMEDIES. An Event of Default is: (a) a default in payment of the principal on the Notes when due upon redemption, repurchase or otherwise;
(b) a default for 30 days in the payment of any installment of interest or Liquidated Damages on the Notes when due (including any interest payable in connection with a repurchase or redemption of the Notes pursuant to the terms of the Indenture); (c) a failure to comply with or observe in any material respect any covenant or agreement of the Company in respect of the Notes as set forth in the Indenture for 60 days after written notice to the Company from the Trustee or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (d) a default in the payment of the Designated Event Repurchase Price in respect of the Notes when the same becomes due; (e) a default in any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (other than any such Indebtedness which is non-recourse to the Company or such Restricted Subsidiary), which default is caused by a failure to pay when due any principal on such Indebtedness at the final stated maturity date of such Indebtedness, which failure continues beyond any applicable grace period, or results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a payment default at the final stated maturity thereof or the maturity of which has been so accelerated, aggregates to $75 million or more and such payment default is not cured or such acceleration is not annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; and (f) certain events involving bankruptcy, insolvency or reorganization of the Company.

         If an Event of Default occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest and Liquidated Damages, if any, on all Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Notes become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal of, or interest or Liquidated Damages, if any, and the Redemption Price, Purchase Price or Designated Event Repurchase Price, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee in accordance with the terms of the Indenture.

11. TRUSTEE DEALINGS WITH THE COMPANY. Subject to Section 7.10 of the Indenture, the Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability with respect to each director, officer, employee, stockholder and Affiliate of the Company. The waiver and release are part of the consideration for the Notes.

13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

15. REGISTRATION RIGHTS AGREEMENT. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated February 6, 2004, between the Company and the Initial Purchaser (the "Registration Rights Agreement").

         In accordance with the terms of the Registration Rights Agreement, during any period in which a Registration Default (as defined in the Registration Rights Agreement) has occurred and is continuing, the Company will pay Liquidated Damages in an amount equal .25% (or 25 basis points) per annum per $1,000 principal amount of notes or $2.50 per annum per 73.6106 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and similar events) constituting Transfer Restricted Securities (as defined in the Registration Rights Agreement), in accordance with the terms of the Registration Rights Agreement.

         Liquidated Damages in respect of the Notes, if any, will be payable in cash semiannually, in arrears, on each Interest Payment Date to the person in whose name each Note is registered at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date, and will cease to accrue on the date the Registration Default is cured. The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Delta Air Lines, Inc., P.O. Box 20706, Atlanta, Georgia 30320,
Attention: Investor Relations, Department No. 829, Telephone No.: (404)
715-2600.

16. SINKING FUND. The Notes do not have the benefit of any sinking fund obligations.

                            FORM OF CONVERSION NOTICE

To: DELTA AIR LINES, INC.

         The undersigned beneficial owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Delta Air Lines, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Note.

Dated:                                       ___________________________________

Fill in for registration of shares if to be ___________________________________ delivered, and Notes if to be issued, other
than to and in the name of the beneficial    ___________________________________
owner (Please Print):                        Signature(s)

___________________________
           (Name)                            Principal amount to be converted
                                             (if less than all):

___________________________                           $___________,000
      (Street Address)

                                             ___________________________________
                                             Social Security or other Taxpayer
___________________________                  Identification Number
(City, State and Zip Code)

Signature Guarantee:*

---------------------------
* Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder(s).

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to

________________________________________________________________________________
(Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: _______________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Date:_______________________________

Medallion Signature Guarantee:  _______________________________________________
[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED SECURITIES LEGEND]
In connection with any transfer of any of the Notes evidenced by this certificate that are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Notes are being transferred:

         CHECK ONE BOX BELOW

         (1)      [_]      to the Company; or

         (2)      [_]      pursuant to and in compliance with Rule 144A under
                           the Securities Act of 1933; or

         (3)      [_]      pursuant to and in compliance with Regulation S under
                           the Securities Act of 1933; or

         (4)      [_]      pursuant to an exemption from registration under the
                           Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:  _______________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Date:______________________

Medallion Signature Guarantee:__________________________________________________

                       DESIGNATED EVENT REPURCHASE NOTICE

If you wish to have this Note repurchased by the Company pursuant to Section
4.09 of the Indenture, check the Box: [_]

If you wish to have a portion of this Note repurchased by the Company pursuant to Section 4.09 of the Indenture, state the amount (in multiples of $1,000):
$____________, 000.

Date:_____________     Your Signature:__________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of this Note)

Medallion Signature Guarantee:__________________________________________________

                                    EXHIBIT B

                    [FORM OF RESTRICTED COMMON STOCK LEGEND]

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DELTA AIR LINES, INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF DELTA AIR LINES, INC., OTHER THAN (1) TO DELTA AIR LINES, INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF DELTA AIR LINES, INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (Transfers pursuant to Section 11.11(b) of the Indenture)

[NAME AND ADDRESS OF
COMMON STOCK TRANSFER AGENT]

         Re: Delta Air Lines, Inc. 2-7/8% Convertible Senior Notes due 2024 (the "Convertible Senior Notes")

         Reference is hereby made to the Indenture dated as of February 6, 2004 (the "Indenture") between Delta Air Lines, Inc. and The Bank of New York Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to _________ shares of Common Stock [represented by the accompanying certificate(s) that were] [to be] issued upon conversion of Convertible Senior Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

         CHECK ONE BOX BELOW

         (1)      [_]      to the Company; or

         (2)      [_]      pursuant to and in compliance with Rule 144A under
                           the Securities Act of 1933; or

         (3)      [_]      pursuant to and in compliance with Regulation S under
                           the Securities Act of 1933; or

         (4)      [_]      pursuant to an exemption from registration under the
                           Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock [evidenced by this certificate] [to be issued to] in the name of any person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                             [Name of Transferor],

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

Dated:

                                       C-2